Exhibit 10.12

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of January 27, 2011, is entered into by and among INFUSYSTEM HOLDINGS, INC., a Delaware corporation (“Holdings”), INFUSYSTEM, INC., a California corporation (“InfuSystem”) and FIRST BIOMEDICAL, INC., a Kansas corporation (“FBI” and together with Holdings and InfuSystem, the “Borrowers” and each individually a “Borrower”), BANK OF AMERICA, N.A. in its capacity as an Administrative Agent and as a Lender (“Agent”) and the other lenders party hereto (collectively, together with the Agent in its capacity as a Lender, the “Lenders”).

WHEREAS, the Borrowers and the Agent and the Lenders are parties to that certain Credit Agreement dated as of June 15, 2010 (the “Existing Credit Agreement” and as such Existing Credit Agreement is amended by this Amendment, the “Amended Credit Agreement”); and

WHEREAS, the Borrowers, Agent and Lenders desire to amend the terms of the Existing Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows.

SECTION 1

DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Existing Credit Agreement.

SECTION 2

AMENDMENT TO EXISTING CREDIT AGREEMENT

Section 6.12(b) of the Existing Credit Agreement is hereby amended by deleting the Section in its entirety and substituting the following therefor:

“(b) Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.25:1:0.

This ratio will be calculated at the end of each Fiscal Quarter during the term of this Agreement commencing with the Fiscal Quarter ended September 30, 2010, using the results of (i) with respect to the calculation for the Fiscal Quarter ended September 30, 2010, the three (3) month period then ended, (ii) with respect to the calculation for the Fiscal Quarter ended December 31, 2010, the six (6) month period then ended, (iii) with respect to the calculation for the Fiscal Quarter ended March 31, 2011, the nine (9) month period then ended and (iv) with respect to the calculation for the Fiscal Quarter ended June 30, 2011 and for the calculation as of each Fiscal Quarter thereafter, the twelve (12) month period then ended.”

SECTION 3

REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to the Agent and Lenders that:

3.1 Due Authorization, etc. The execution and delivery by it of this Amendment and the performance by it of its obligations under the Existing Credit Agreement are duly authorized by all necessary corporate action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of or constitute any default under any provision of its certificate

First Amendment to Credit Agreement

or articles of incorporation, as applicable, or by-laws or those of any of its Subsidiaries or any material agreement or other document binding upon or applicable to it or any of its Subsidiaries (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to it or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien in any of its properties or the properties of any of its Subsidiaries pursuant to the provisions of any agreement binding upon or applicable to it or any of its Subsidiaries.

3.2 Validity. This Amendment has been duly executed and delivered by such Borrower and, together with the Existing Credit Agreement, are the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally.

3.3 Representations and Warranties. The representations and warranties contained in Article V of the Existing Credit Agreement are true and correct on the date of this Amendment in all material respects (except for those that are qualified by “materiality” or “Material Adverse Effect”, in which case such representations and warranties shall have been true and correct in all respects), except to the extent (a) that such representations and warranties solely relate to an earlier date or (b) have been changed by circumstances permitted by the Existing Credit Agreement.

SECTION 4

CONDITIONS PRECEDENT

The amendment to the Existing Credit Agreement set forth in Section 2 of this Amendment shall become effective upon satisfaction of all of the following conditions precedent:

4.1 Receipt of Documents. Agent shall have received a counterpart original of this Amendment duly executed by Borrowers and the Lenders referenced on the signature page hereto.

4.2 Other Conditions. No Event of Default or Default shall have occurred and be continuing.

SECTION 5

MISCELLANEOUS

5.1 Warranties and Absence of Defaults. In order to induce the Agent and Lenders to enter into this Amendment, Borrowers hereby warrant to the Agent and each Lender, as of the date of the actual execution of this Amendment (a) no Event of Default or Default has occurred which is continuing as of such date and (b) the representations and warranties in Section 3 of this Amendment are true and correct.

5.2 Documents Remain in Effect. Except as amended and modified by this Amendment, the Existing Credit Agreement and the other documents executed pursuant to the Existing Credit Agreement remain in full force and effect and each Borrower hereby ratifies, adopts and confirms its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Existing Credit Agreement and the other documents executed pursuant to the Existing Credit Agreement.

5.3 Reference to Loan Agreement. On and after the effective date of this Amendment, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Loan Agreement” in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

First Amendment to Credit Agreement

5.4 Headings. Headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

5.5 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

5.6 Intentionally Omitted.

5.7 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

5.8 Successors. This Amendment shall be binding upon Borrowers, Agent, each Lender and their respective successors and assigns, and shall inure to the benefit of Borrowers, Agent, each Lender and the successors and assigns of the Agent and such Lender.

First Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.

BORROWERS:

INFUSYSTEM HOLDINGS, INC.		FIRST BIOMEDICAL, INC.

By:	/s/ James M. Froisland	By:	/s/ James M. Froisland
Name:	James M. Froisland	Name:	James M. Froisland
Title:	Chief Financial Officer	Title:	Chief Financial Officer

INFUSYSTEM, INC.

By:	/s/ James M. Froisland
Name:	James M. Froisland
Title:	Chief Financial Officer

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., in its capacity as Administrative Agent,

By:	/s/ Rosanne Parcill
Name:	Rosanne Parcill
Title:	Assistant Vice-President

BANK OF AMERICA, N.A., in its capacity as a Lender

By:	/s/ Sophia Love
Name:	Sophia Love
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, in its capacity as a Lender

By:	/s/ Thomas J. Purcell
Name:	Thomas J. Purcell
Title:	Senior Vice-President

First Amendment to Credit Agreement